EXHIBIT 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

MATERIAL TRANSFER AND OPTION AGREEMENT

Carnegie Mellon University – Coya Therapeutics

This Agreement (hereinafter this “Agreement”) is made and entered into this 24th day of June 2022 (“Effective Date”) by and between Carnegie Mellon University (hereinafter “Carnegie Mellon”), a Pennsylvania non-profit corporation having a principal place of business at 5000 Forbes Avenue, Pittsburgh, Pennsylvania 15213 and Coya Therapeutics, Inc., a Delaware corporation having a principal place of business at 5850 San Felipe St. Suite 500; Houston, TX 77057 (“Licensee”).

Whereas, Carnegie Mellon owns certain rights in certain technology and related intellectual property relating to exosome modification materials; and

Whereas, Licensee desires to evaluate the commercial potential of the aforementioned technology and intellectual property for possible licensing from Carnegie Mellon and, to do so, desires to evaluate the materials and information specified in Attachment A (the “Carnegie Mellon Materials”) on and subject to the terms and conditions hereinafter set forth (the “Purpose”);

Whereas, pursuant to a separate Material Transfer Agreement entered into by the parties concurrently with this Agreement, the form of which is attached hereto as Attachment B (“MTA”), Licensee agrees to share with Carnegie Mellon its proprietary exosomes in order for Carnegie Mellon to incorporate its exosome modification materials, in order to create the Carnegie Mellon Materials, to accomplish the Purpose; and

Whereas, Carnegie Mellon is willing to provide to Licensee such Carnegie Mellon Materials and related information (as set forth more fully below) for the Purpose on and subject to the terms and conditions of this Agreement.

Now, therefore, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	DELIVERY; RIGHT TO INSPECT

1.1Following Carnegie Mellon’s creation of the Carnegie Mellon Materials, which Carnegie Mellon shall do as soon as reasonably practicable (anticipated to be within approximately two months following the date that Carnegie Mellon receives the Original Material (as that term is defined in the MTA) from Licensee pursuant to the MTA), Carnegie Mellon shall deliver to Licensee the Carnegie Mellon Materials via an appropriate shipping provider (e.g., FedEx) for overnight delivery to Licensee at the following address: Houston Methodist Hospital; Fondren Building; 5th Floor Room F530; 6565 Fannin Street; Houston, TX 7703, to the attention of [***].

1.2Licensee accepts the Carnegie Mellon Materials on an “AS IS, AS PROVIDED” basis. The Carnegie Mellon Materials are the product of academic research, ARE EXPERIMENTAL AND MAY HAVE HAZARDOUS PROPERTIES, and Carnegie Mellon does not represent that they are free from errors or are suitable for any particular task.

1.3Carnegie Mellon reserves the right to inspect Licensee’s use of the Carnegie Mellon Materials from time to time upon reasonable prior notice to Licensee and during normal business hours for the purpose of verifying Licensee’s compliance with this Agreement. Licensee agrees to reasonably cooperate with Carnegie Mellon in any such inspections.

1.4A transmittal fee of [***], payable within thirty (30) days of execution of this Agreement, shall be paid by Licensee to Carnegie Mellon, for preparation and distribution costs associated with making the Carnegie Mellon Materials.

2.	USE; OWNERSHIP; PROPRIETARY PROTECTION

2.1The Carnegie Mellon Materials and associated Confidential Information (as defined below) are furnished to Licensee on a non-exclusive basis solely for the Purpose, at Licensee’s facilities and no other purpose. Licensee shall use the Carnegie Mellon Materials and Confidential Information solely for such purpose, and in compliance with applicable laws, rules and regulations.

2.2Carnegie Mellon hereby grants to Licensee a non-exclusive, non-transferrable, limited right during the term of this Agreement to practice under U.S. Patent Application [***] (the “Patent”) solely for the Purpose.

2.3Licensee may not copy, reverse engineer, or disassemble the Carnegie Mellon Materials or otherwise unlock (as that term is generally used in the industry) the Carnegie Mellon Materials or make any derivatives thereof.

2.4The Carnegie Mellon Materials and information disclosed or provided by Carnegie Mellon relating thereto, including the Patent, contain Confidential Information of Carnegie Mellon. All Confidential Information has been entrusted to Licensee for use only as expressly authorized under this Agreement. Licensee shall devote reasonable efforts, consistent with the practices and procedures under which it protects its own most valuable proprietary information and materials, but no less than a reasonable standard of care, to protect the Carnegie Mellon Materials, the Patent and associated Confidential Information against any unauthorized use or disclosure. Consistent with the foregoing, Licensee shall maintain in confidence and shall not disclose to any third party nor shall Licensee use or exploit in any way for its benefit or for the benefit of any third party, any Confidential Information (including Confidential Information related to the prosecution of the Patent) for a period of three years from the date of such disclosure, unless such information ceases to be Confidential Information prior to the end of such three-year period through no fault of Licensee, or Licensee and Carnegie Mellon enter into a written agreement authorizing same.

2.5For purposes of this Agreement, “Confidential Information” means any information relating to the Carnegie Mellon Materials, including know-how, designs, data, any information relating to the prosecution of the Patent, patent applications and oral communications relating to the Carnegie Mellon Materials disclosed by Carnegie Mellon to Licensee (other than information relating to the

Original Materials (as defined in the MTA)). All such information shall be Confidential Information, including information disclosed or provided to Licensee prior to the date of this Agreement, unless such information (i) was already known to Licensee prior to the disclosure or provision thereof by Carnegie Mellon, (ii) has been published or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of Licensee, (iii) is received by Licensee from a third party not under any obligation of confidentiality with respect thereto, or (iv) is independently developed by Licensee without use of or reference to the Confidential Information.

2.6Licensee agrees that the Carnegie Mellon Materials and Confidential Information (including Confidential Information related to the prosecution of the Patent) shall not be used as the basis of a commercial product or service, rewritten in another computer language or otherwise adapted to circumvent the need for obtaining a license from Carnegie Mellon (if one is then available) for the use of the Carnegie Mellon Materials and Confidential Information (including Confidential Information related to the prosecution of the Patent) other than as specified by this Agreement.

2.7Licensee agrees that it will not directly or indirectly transmit, by way of trans-shipment, export, diversion or otherwise, the Carnegie Mellon Materials or any Confidential Information outside of the United States.

2.8This Agreement conveys to Licensee only a limited right to use, fully terminable in accordance with the provisions of this Agreement. Licensee shall not assert any right, title, or interest in or to any technology and/or intellectual property comprised in the Patent, Carnegie Mellon Materials or Confidential Information, except for any intellectual property solely related to the Materials (as such term is defined in the MTA). Title to the Carnegie Mellon Materials (including copyright) and Confidential Information shall remain with Carnegie Mellon. Carnegie Mellon claims and reserves to itself all rights and benefits afforded under U.S. copyright law and all international copyright conventions in the Carnegie Mellon Materials (and any associated Confidential Information).

3.	TERM OF AGREEMENT; TERMINATION

3.1The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (i) nine (9) months thereafter, (ii) Licensee’s permanent cessation of use of the Carnegie Mellon Materials and associated Confidential Information, or (iii) thirty (30) days following Licensee’s receipt from Carnegie Mellon of written notice of Licensee’s breach of this Agreement if Licensee fails to cure such breach within the thirty (30) day period.

3.2Upon termination of this Agreement, Licensee shall cease use of the Carnegie Mellon Materials and Confidential Information, dispose of any remaining Carnegie Mellon Materials in compliance with applicable laws, rules and regulations, and destroy any notes or other documents referencing or containing the Carnegie Mellon Materials and/or Confidential Information.

3.3Any rights or obligations under this Agreement that by their nature survive following termination shall survive following termination of this Agreement and continue to remain binding upon the parties.

4.	OPTION FOR COMMERCIAL LICENSE

4.1Carnegie Mellon hereby grants to Licensee the option (“Option”) to negotiate an exclusive license from Carnegie Mellon to manufacture, use, sell, lease or otherwise dispose of products and/or services based on, in whole or in part, the technology and intellectual property comprised in the Carnegie Mellon Materials and to practice under the Patent for exosome and cellular therapeutic applications.

4.2The Option shall exist and be exercisable by Licensee during the period of time commencing with the Effective Date and continuing for nine (9) months following the Effective Date (the “Option Period”), unless sooner terminated pursuant to the terms of this Agreement.

4.3In consideration of the granting of the Option, Licensee shall pay to Carnegie Mellon a fee (“Option Fee”) of [***], payable within thirty (30) days of execution of this Agreement, which Option Fee is fully creditable toward any fees or other consideration payable under any commercial license, if any, for the technology and intellectual property comprised in the Carnegie Mellon Materials and the Patent by Licensee from Carnegie Mellon subsequently obtained as a result of any exercise of the Option.

4.4In addition to the Option Fee, in consideration of the granting of the Option, should Carnegie Mellon incur any out of pocket fees or expenses for the filing, prosecution or maintenance of the Patent or any U.S. patents comprising the Carnegie Mellon Materials during the Option Period, Licensee agrees to reimburse Carnegie Mellon for all such fees and expenses within thirty (30) days of receipt of each notification or bill therefor, regardless of whether Licensee exercises its Option or whether Licensee obtains a license from Carnegie Mellon for the technology and intellectual property comprised in the Carnegie Mellon Materials and the Patent. Carnegie Mellon will provide Licensee with any proposed filings or submissions relating to the filing, prosecution or maintenance of the Patent or any U.S. patents comprising the Carnegie Mellon Materials.

4.5If Licensee elects to exercise the Option, it shall do so by notifying Carnegie Mellon in writing of the same, so that Carnegie Mellon receives such request within the Option Period. Within fifteen (15) days of receipt by Carnegie Mellon of Licensee’s written notice of such exercise, the parties shall thereupon negotiate exclusively and in good faith in an effort to arrive at mutually agreeable, commercially reasonable terms regarding the amount of royalties. If, despite negotiating in good faith, the parties are unable to come to mutually agreeable, commercially reasonable terms for a commercial license within ninety (90) days of receipt by Carnegie Mellon of Licensee’s written notice of such exercise, neither party shall thereafter have any further obligation to negotiate.

5.NO WARRANTIES; LIMITATIONS ON TYPES AND AMOUNTS OF DAMAGES; INDEMNIFICATION

5.1. ANY AND ALL INFORMATION, CARNEGIE MELLON MATERIALS, SERVICES, INTELLECTUAL PROPERTY AND OTHER PROPERTY AND RIGHTS GRANTED AND/OR PROVIDED BY CARNEGIE MELLON PURSUANT TO THIS AGREEMENT, INCLUDING THE CARNEGIE MELLON MATERIALS AND/OR THE CONFIDENTIAL

INFORMATION ARE GRANTED AND/OR PROVIDED ON AN "AS IS" BASIS. CARNEGIE MELLON MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, AND ALL SUCH WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CARNEGIE MELLON DOES NOT MAKE ANY WARRANTY OF ANY KIND RELATING TO EXCLUSIVITY, INFORMATIONAL CONTENT, ERROR-FREE OPERATION, RESULTS TO BE OBTAINED FROM USE, FREEDOM FROM PATENT, TRADEMARK AND COPYRIGHT INFRINGEMENT AND/OR FREEDOM FROM THEFT OF TRADE SECRETS. LICENSEE IS PROHIBITED FROM MAKING ANY EXPRESS OR IMPLIED WARRANTY TO ANY THIRD PARTY ON BEHALF OF CARNEGIE MELLON RELATING TO ANY MATTER, INCLUDING THE APPLICATION OF OR THE RESULTS TO BE OBTAINED FROM THE INFORMATION, CARNEGIE MELLON MATERIALS, SERVICES, INTELLECTUAL PROPERTY OR OTHER PROPERTY OR RIGHTS, INCLUDING THE CARNEGIE MELLON MATERIALS AND/OR THE CONFIDENTIAL INFORMATION GRANTED AND/OR PROVIDED BY CARNEGIE MELLON PURSUANT TO THIS AGREEMENT.

CARNEGIE MELLON SHALL NOT BE LIABLE TO LICENSEE OR ANY THIRD PARTY FOR ANY REASON WHATSOVER ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY BREACH OF THIS AGREEMENT) FOR LOSS OF PROFITS OR FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF CARNEGIE MELLON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR HAS OR GAINS KNOWLEDGE OF THE EXISTENCE OF SUCH DAMAGES.

CARNEGIE MELLON’S MAXIMUM LIABILITY FOR ANY REASON WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY BREACH OF THIS AGREEMENT), REGARDLESS OF THE MANNER CLAIMED OR FORM OF ACTION ALLEGED, IS LIMITED TO THE AMOUNTS PAID TO CARNEGIE MELLON BY LICENSEE UNDER THIS AGREEMENT DURING THE ONE YEAR PERIOD IMMEDIATELY PRECEDING THE EVENT OR OTHER CIRCUMSTANCE GIVING RISE TO THE CLAIMED LIABILTY.

5.2 Licensee shall defend, indemnify and hold harmless Carnegie Mellon, its trustees, officers, employees, attorneys and agents from and against any liability, damage, loss or expense (including attorneys’ fees and expenses) incurred by or imposed upon any of Carnegie Mellon and/or its trustees, officers, employees, attorneys and agents in connection with any claim, suit, action or demand arising out of or relating to Licensee’s possession of the Carnegie Mellon Materials (including any use by Licensee of the Carnegie Mellon Materials), any exercise of any right or license granted or provided to Licensee under this Agreement under any theory of liability (including without limitation, actions in the form of tort, warranty, or strict liability, or violation of any law, and regardless of whether such action has any factual basis).

6.	NOTICES

Any notice under any of the provisions of this Agreement shall be deemed given when (i) personally delivered, (ii) sent prepaid by nationally recognized overnight carrier, or (iii) deposited in the mail, postage prepaid, registered or certified first class mail, and in the case of (ii) or (iii), when addressed to the applicable party at the address indicated below, or such other address as such party shall specify for itself by like notice to other party. Each party shall in the case of (ii) or (iii), transmit to the other a facsimile copy or an electronic mail copy of each such notice promptly after sending the same by nationally recognized overnight carrier or depositing the same in the mail, as applicable.

In the case of Carnegie Mellon: Center for Technology Transfer and Enterprise Creation Carnegie Mellon University 4615 Forbes Avenue, Suite 302 Pittsburgh, PA 15213 Fax: [***] Email: [***]	In the case of Licensee: Coya Therapeutics, Inc. 5850 San Felipe St. Suite 500 Houston, TX 77057 [***] Attention: CEO and CFO

7.	MISCELLANEOUS

7.1Neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party.

7.2This Agreement shall be governed and construed in all respects in accordance with the substantive laws of the Commonwealth of Pennsylvania without regard to conflict of law provisions in that or any other jurisdiction. All claims and/or controversies of every kind and nature arising out of or relating to this Agreement, including any questions concerning its existence, negotiation, validity, meaning, performance, non-performance, breach, continuance or termination shall be settled (a) at Carnegie Mellon’s election, by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules and, in such case (i) the arbitration proceedings shall be conducted before a panel of three arbitrators, with each party selecting one disinterested arbitrator from a list submitted by the AAA and the two disinterested arbitrators selecting a third arbitrator from the list, (ii) each party shall bear its own cost of arbitration, (iii) all arbitration hearings shall be conducted in Allegheny County, Pennsylvania, and (iv) the provisions hereof shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court of before any administrative tribunal with respect to any claim or controversy arising out of or relating to this Agreement and which is arbitrable as provided in this Agreement, provided that either party may seek injunctive relief in a court of law or equity to assert, protect or enforce its rights in any intellectual property and/or Confidential Information as described in this Agreement, or (b) in the event that Carnegie Mellon does not elect binding arbitration as permitted in point (a) above, exclusively in the U.S. District Court for the Western District of Pennsylvania or, if such Court does not have jurisdiction, in any court of general jurisdiction in Allegheny County, Pennsylvania and each party consents to the exclusive jurisdiction of any such courts and waives any objection which such party may have to the laying of venue in any such courts.

7.3All remedies available to a party for one or more breaches by the other party shall be cumulative and may be exercised separately or concurrently without waiver of any other remedies. The failure of either party to act on a breach of this Agreement by the other party shall not be deemed a waiver of said breach or a waiver of future breaches, unless such a waiver is in writing and is signed by the party against whom enforcement is sought.

7.4This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified only by a writing signed by a duly authorized representative of the party against whom enforcement thereof is sought.

Both parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

Carnegie Mellon University:
By:	/s/ Daryl Weinert
Daryl Weinert, Vice President for Operations and Interim Vice President for Research

Coya Therapeutics, Inc.:
By:	/s/ Howard Berman
Howard Berman, CEO